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                                                                   Exhibit 10.20


                         INTERIM LINKING AGREEMENT

     This Interim Linking Agreement (the "Agreement") is entered into as of the 28th day of January, 1999 (the "Effective Date") by and between Empower Health Corporation, a Texas corporation, located at 8920 Business Park Drive, Longhorn Suite, Austin Texas 78759 ("EHC"), and Quotesmith.com, a Delaware corporation, located at 8205 South Cass Avenue, Suite 102, Darien, IL 60561 ("QS").

     WHEREAS, EHC desires to establish a link (the "Link") from the Dr. Koop Site to the QS Site to promote the Services to Dr. Koop Site patrons (hereinafter referred to as "Users"). QS desires to have EHC establish such a Link and to pay to EHC a referral fee based on the revenue generated from such Users purchasing the Services on the QS Site in accordance with the terms and conditions of this Agreement.

     1.1.2 On the Dr. Koop home page (such "home page" being the page a user's web browser will generate as the result of requesting the following Uniform Resource Locator ("URL"): http://www.drkoop.com, or any new URL with which EHC
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replaces the above-stated URL), a tab (the "Image") consisting of the words
"INSTANT INSURANCE QUOTES" or "INSTANT HEALTH QUOTES" shall appear on the drkoop.com home page. The QS "co-branded" Web page shall appear within one (1) hypertext link from the home page of the Dr. Koop Site. The Image is not limited to this one location, and may be used in other sites and linkages as well. EHC will create the Link from the Dr. Koop Site to the QS in accordance with QS' reasonable instructions. Violation of above agreement will result in termination of said Link between QS and EHC.

     1.2.1 Referral Fees. QS shall pay to EHC a referral fee (the "Referral Fees") on all "Eligible Services" consisting of * * * of the "Transaction Revenue." For a transaction to generate a Referral Fee, a User must follow a Link from the Dr. Koop Site to the QS Site and purchase a Service. Referral Fees will also be paid on any Services that are subsequently purchased by a User after the User has reentered the site, even though such User may not have followed a Link on the subsequent visit. EHC warrants to Quotesmith.com that it, or one of its officers or employees is, and will maintain its status as, a duly licensed insurance agency or insurance broker and that, as such, is legally authorized to receive insurance commission payments from Quotesmith.com hereinafter referred to as "referral fees." Services that are entitled to earn Referral Fees under this Agreement are hereinafter referred to as `Eligible Services." As used herein, "Transaction Revenues" shall mean the bona fide fee charged to a user for any Services. Packaging, transportation and insurance charges, import export, excise, sales and value added taxes, custom duties, and other similar amounts, may be deducted from the Transaction Revenues only if separately invoiced to such User.

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Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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     1.2.2   Time of Payment and Referral Fee Statement.  Referral Fees are due
and payable on the thirtieth (30th) day of the month following the month in which revenue is received on an Eligible Service. If a Service that generated a Referral Fee is returned or canceled, the corresponding Referral Fee will be deducted from the next monthly payment. Referral Fee checks shall be accompanied by a report setting forth the total number of Users who accessed the QS Site through a Link during the month, the number and type of Qualified Services sold during the month, a calculation of the Referral Fees, any information relating to refunds or cancellations and such other information as the parties may agree.

     2.1 Content. QS agrees to notify EHC of any significant changes in the type of content or Services offered on the QS Site within five (5) days of the change. EHC may terminate this Agreement on five (5) days notice after such significant change, if EHC determines in its sole discretion that such changes are inconsistent with the Dr. Koop image.

     2.1.B EHC agrees that the content on the QS Site is solely at the discretion of QS, subject to above termination. EHC agrees to not specify certain service providers or attempt to arrange any exclusive provider arrangements. QS cannot change the Site on an exclusive basis to fit EHC desires. QS cannot change the database promoting the Service in any way to accommodate an EHC request.

     3.1 Press Releases. Both parties agree to issue press releases at the earliest possible date, no later than March 1, 1999 unless agreed upon by both parties. Such press releases are to be approved by both parties as to content, accuracy, and timing. Additional advertising and promotions are expected and coordinated between both EHC and QS.

     6.1 Damages. EXCEPT AS SET FORTH IN SECTION 5, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE AND IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

     6.2 Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL WARRANTIES WITH REGARD TO THEIR RESPECTIVE WEB SITES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF NONINFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN PARTICULAR, AND NOT BY WAY OF LIMITATION, NEITHER PARTY WARRANTS THAT ITS WEB SITE WILL OPERATE ERROR-FREE OR WITHOUT INTERRUPTION.

     7.1 Term. This Agreement shall commence on the Effective Date, and shall continue for a period of ninety (90) days (the "Term").

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     7.2  Follow-on Agreement.  EHC and QS shall at the end of the Term negotiate, execute and deliver on or before April 6, 1999, a Linking Agreement which shall have a contract term of at least one year. EHC and QS agree to negotiate reasonably and in good faith towards such a definitive Linking Agreement; provided, however, that either party may terminate negotiations in its sole discretion at any time after April 6, 1999. Unless and until the definitive agreement is executed and delivered, neither EHC and QS will have any rights or obligations after the Term, except under this paragraph, which shall be fully enforceable.

     8.1 Governing Law. This Agreement shall be governed in all respects by the substantive laws of the State of Texas, United States of America (excluding conflict of laws rules) as applied to agreements entered into and to be performed entirely within the State of Texas between Texas residents.

     8.2 Entire Agreement. This Agreement reflects the entire agreement of the parties regarding the subject matter hereof, and supersedes all prior and contemporaneous agreements between the parties, whether written or oral. This Agreement shall not be amended, altered or changed except by written agreement signed by both parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

     This Agreement is a subset of the final agreement to be executed upon its completion. Acceptance of this Agreement does not assume acceptance of the final agreement.

     ACCEPTED BY:

                              EMPOWER HEALTH CORPORATION


                              By: /s/ Neal Longwill
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                                    Name: Neal Longwill

                                    Title:  Senior Vice President Sales


                              QUOTESMITH.COM


                              By: /s/ Grant F. Kuphall
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                                    Name: Grant F. Kuphall

                                    Title:  Vice President

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